Exhibit 99.1
Groupon Changes Release Date for Fourth Quarter and Full Year 2022 Financial Results to March 16, 2023

Chicago – Groupon, Inc. (NASDAQ: GRPN) announced today that it is rescheduling the date for its fourth quarter 2022 earnings release and conference call by one day. The company is rescheduling the call in order to finalize its earnings release and disclosures, both of which will include details on the amendment to its existing credit agreement. The company will release its fourth quarter and full year 2022 financial results after the close of market trading on Thursday, March 16, 2023. The company will also host a conference call to discuss those results at 5:00pm ET.

A webcast of the conference call can be accessed live at investor.groupon.com. A replay of the webcast will be available through the same link following the conference call, along with other published materials.

About Groupon
Groupon (www.groupon.com) (NASDAQ: GRPN) is a trusted local marketplace where consumers go to buy services and experiences that make life more interesting and deliver boundless value. To find out more about Groupon, please visit press.groupon.com.

Contacts:
Investor Relations Contact(s):
Jennifer Beugelmans
Megan Petrous
ir@groupon.com

Media Relations Contact:
Nick Halliwell
press@groupon.com